                                                                     EXHIBIT 3.4













                                     BYLAWS

                                       OF

                                  ABGENIX, INC.

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----

                                    ARTICLE I
                                  Stockholders

Section 1.1.   Annual Meetings                                                   1
Section 1.2.   Special Meetings                                                  1
Section 1.3.   Notice of Meetings                                                1
Section 1.4.   Adjournments                                                      1
Section 1.5.   Quorum                                                            2
Section 1.6.   Organization                                                      2
Section 1.7.   Voting; Proxies                                                   2
Section 1.8.   Fixing Date for Determination of
        Stockholders of Record                                                   3
Section 1.9.          List of Stockholders Entitled to Vote.                     3
Section 1.10   Action by Written Consent of Shareholders                         3

                                   ARTICLE II
                               Board of Directors

Section 2.1.   Number; Qualifications                                            4
Section 2.2.   Election; Resignation; Removal; Vacancies                         4
Section 2.3.   Regular Meetings                                                  4
Section 2.4.   Special Meetings                                                  4
Section 2.5.   Telephonic Meetings Permitted                                     4
Section 2.6.   Quorum; Vote Required for Action                                  4
Section 2.7.   Organization                                                      5
Section 2.8.   Action by Written Consent of Directors                            5

                                   ARTICLE III
                                   Committees

Section 3.1.   Committees                                                        5
Section 3.2    Committee Rules                                                   6

                                   ARTICLE IV
                                    Officers

Section 4.1.   Executive Officers; Election;
        Qualifications; Term of Office; Resignation;
        Removal; Vacancies                                                       6
Section 4.2.   Powers and Duties of Executive Officers                           6

                                    ARTICLE V
                                      Stock

Section 5.1.   Certificates                                                      7
Section 5.2.   Lost, Stolen or Destroyed Stock
        Certificates; Issuance of New Certificates                               7

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                                        i

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                Page
                                                                                ----
                                   ARTICLE VI
                                  Miscellaneous
Section 6.1.   Fiscal Year                                                       7
Section 6.2.   Seal                                                              7
Section 6.3.   Waiver of Notice of Meetings of
        Stockholders, Directors and Committees                                   7
Section 6.4.   Indemnification of Directors, Officers,
        Employees and Other Agents                                               8
        Section 6.4.1.Third Party Actions                                        8

        Section 6.4.2.Actions By Or In The Right Of The
               Corporation                                                       8
        Section 6.4.3.Successful Defense                                         8
        Section 6.4.4.Determination Of Conduct                                   9
        Section 6.4.5.Payment Of Expenses In Advance                             9
        Section 6.4.6.Indemnity Not Exclusive                                    9
        Section 6.4.7.Insurance Indemnification                                  9
        Section 6.4.8.The Corporation                                            9
        Section 6.4.9.Employee Benefit Plans                                    10
        Section 6.4.10.      Indemnity-fund                                     10
        Section 6.4.11.      Indemnification of Other Persons                   10
        Section 6.4.12.      Savings Clause                                     10
        Section 6.4.13.      Continuation of Indemnification
               And Advancement of Expenses                                      11
Section 6.5.   Interested Directors; Quorum                                     11
Section 6.6.   Records and Reports                                              11
        Section 6.6.1.Form of Records                                           11
        Section 6.6.2.Maintenance And Inspection Of
               Records                                                          11
        Section 6.6.3 Inspection By Directors                                   12
        Section 6.6.4.Annual Statement To Stockholders                          12
Section 6.7.   Amendment of Bylaws                                              12

                                   ARTICLE VII
                   Application of California Corporations Code

Section 7.1.   Cumulative Voting                                                13
Section 7.2.   Election and Term of Directors                                   13
Section 7.3.   Removal of Directors                                             13
Section 7.4.   Indemnification of Directors, Officers,
        Employees and Other Agents                                              13
        Section 7.4.1.Indemnification of Directors and
        Officers                                                                14
        Section 7.4.2.Indemnification of Others                                 14
        Section 7.4.3.Payment of Expenses in Advance                            14
        Section 7.4.4.Indemnity not Exclusive                                   14
        Section 7.4.5.Insurance Indemnification                                 14
        Section 7.4.6.Conflicts                                                 15
Section 7.5.   Records and Reports                                              15
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                                       ii



                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
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                                                                                ----

Section 7.5.1.Maintenance and Inspection of Share
       Register                                                                 15
Section 7.5.2.Maintenance and Inspection of
       Bylaws                                                                   16
Section 7.5.3.Maintenance and Inspection of Other
       Corporate Records                                                        16
Section 7.5.4.Inspection by Directors                                           16
Section 7.5.5.Annual Report to Stockholders;
       Waiver                                                                   16
Section 7.5.6.Financial Statements                                              17
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                                      iii

                                     BYLAWS
                                       OF
                                 ABGENIX, INC.


                                    ARTICLE I
                                  Stockholders
                                  ------------


        Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

        Section 1.2. Special meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President or any other director or officer who has been duly designated by the Board of Directors, and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. Such special meetings may not be called by any other person or persons.

        Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

        Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 1.7. Voting; Proxies. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

        Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy At any meeting of stockholders.

Section 1.10. Action by Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, getting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE II
                               Board of Directors
                                 ---------------

        Section 2.1. Number; Qualifications. The number of the members of the Board of Directors shall be not less than four (4) nor more than eight (8), the actual number to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

        Section 2.2. Election; Resignation; Removal; Vacancies. At each annual meeting, the stockholders shall elect directors to replace those directors whose terms then expire. Any director may resign at any time upon written notice to the corporation. Stockholders may remove directors with or without cause. Any vacancy occurring in the Board of Directors with or without cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced.

        Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and is so determined notices thereof need not be given.

        Section 2.4. Special meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting.

        Section 2.5. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

        Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 2.8. Action by Written Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                   ARTICLE III
                                   Committees
                                   ----------

        Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix any of the preferences or rights of the shares), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporations property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        Section 3.2. Committee Rules, Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.


                                   ARTICLE IV
                                    Officers
                                    --------


        Section 4.1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President, a Secretary, a Chief Executive officer and a Chief Financial Officer. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members, provided that such appointment shall not constitute an appointment as an executive officer of the Corporation. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding this election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon Written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

        Section 4.2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V
                                     Stock
                                     -----

        Section 5.1. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI
                                  Miscellaneous
                                  -------------


        Section 6.1. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

        Section 6.2. Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

        Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

        Section 6.4. Indemnification of Directors, Officers, Employees and Other Agents.

        Section 6.4.1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or that such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 6.4.2. Actions By Or In The Right Of The Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened; pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent (as defined in Section 6.4.1.) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 6.4.3. Successful Defense. To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.4.1. and 6.4.2., or in defense of any claim, issue or matter therein; he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 6.4.4. Determination Of Conduct. Any indemnification under Sections 6.4.1. and 6.4.2. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.4.1. and 6.4.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

        Section 6.4.5. Payment Of Expenses In Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 6.4.

        Section 6.4.6. Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this Section 6.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        Section 6.4.7. Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 6.4.

        Section 6.4.8. The Corporation. For the purposes of this Section 6.4, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or Agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Section 6.4 (including, without limitation the provisions of Section 6.4.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Section 6.4.9. Employee Benefit Plans. For purposes of this Section 6.4, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner " not opposed to the best interests of the corporation" as referred to in this Section 6.4.

        Section 6.4.10. Indemnity-fund. Upon resolution passed by the Board, the corporation may establish a trust or other designated account, grant a security interest-or use other means (including, without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Section
6.4 and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

        Section 6.4.11. Indemnification of Other Persons. The provisions of this
Section 6.4 shall not be deemed to preclude the indemnification of any person who is not an Agent (as defined in Section 6.4.1.), but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

        Section 6.4.12. Savings Clause. If this Section 6.4 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Section 6.4



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

that shall not have been invalidated, or by any other applicable law.

        Section 6.4.13. Continuation of Indemnification And Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.4 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


        Section 6.5. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their Votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his, relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        Section 6.6. Records and Reports.

        Section 6.6.1. Form of Records. Any records maintained, by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 6.6.2 Maintenance And Inspection Of Records. The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and



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



addresses and the number and class of shares held by each stockholder, a copy of these by-laws as amended to date, accounting books, and other records.

        Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

        Section 6.6.3. Inspection By Directors. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and a11 books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

        Section 6.6.4. Annual Statement To Stockholders. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

        Section 6.7. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.


                                   ARTICLE VII
                   Application of California Corporations Code
                   -------------------------------------------


        Notwithstanding any provision to the contrary in Articles I-VI, for so long as the corporation is qualified as a foreign corporation subject to Section 2115 of the California Corporations Code ("Code"), the following sections of these Bylaws shall apply to the corporation and shall control in the



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



event of any conflict with any provision in Articles I-VI. Notwithstanding any provision to the contrary in Articles I-VI, Sections 7.5.5 and 7.5.6 shall apply to the corporation and shall control in the event of any conflict with any provision in Articles I-VI for so long as the corporation has its principal executive office in the State of California or customarily holds meetings of the Board of Directors in the State of California.

        Section 7.1. Cumulative voting. At a stockholders' meeting at which directors are to be elected, a stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) if the candidates' names have been placed in nomination prior to commencement of the voting and the stockholder has given notice prior to commencement of the voting of the stockholder's intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are normally entitled or (ii) by distributing the stockholder's votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

        Section 7.2. Election and Term of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        Section 7.3. Removal of Directors. No director may be removed (unless the entire Board is removed), when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of director's most recent election were then being elected.

        Section 7.4. Indemnification of Directors, officers, Employees, and Other Agents.

        Section 7.4.1. Indemnification of Directors and Officers. The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the



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



fact that such person is or was an agent of the corporation. For purposes of this Section 7.4.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        Section 7.4.2. Indemnification of Others. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines,, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 7.4, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        Section 7.4.3. Payment of Expenses in Advance. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 7.4.1 or for which indemnification is permitted pursuant to Section 7.4.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 7.4.

        Section 7.4.4. Indemnity not Exclusive. The indemnification provided by this Section 7.4 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

        Section 7.4.5. Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or



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



agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 7.4.

        Section 7.4.6. Conflicts. No indemnification or advance shall be made under this Section 7.4, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

        (1) That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification or

        (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

        Section 7.5. Records And Reports.

        Section 7.5.1. Maintenance and Inspection of Share Register. The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed) , as determined by resolution of the board of directors, a record of its stockholders listing the names and addresses of all stockholders and the number and class of shares held by each stockholder.

        A stockholder or stockholders of the corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such Voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses, and shareholdings during usual business hours on five (5) days prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the stockholders who are entitled to vote for the election of directors, and their shareholdings', as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. Such list shall be made available to any such. stockholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

        The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a



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



purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate.

        Any inspection and copying under this Section 7.5.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

        Section 7.5.2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these bylaws as amended to date.

        Section 7.5.3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and the minutes of proceedings of the stockholders, of the Board of Directors, and of any committee or committees of the Board of Directors shall be kept at such place or places as are designated by the Board of Directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

        The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

        Section 7.5.4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations, Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

        Section 7.5.5. Annual Report to Stockholders; Waiver. The Board of Directors shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual



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meeting of stockholders to be held during the next fiscal year in the manner as provided in Section 1501 of the Code.

        The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

        The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

        Section 7.5.6. Financial Statements. If no annual report for the fiscal year has been sent to stockholders, then the corporation shall, upon the written request of any stockholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

        If a stockholder or stockholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, then the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the stockholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.5.6 shall likewise be delivered or mailed to the stockholder or stockholders within thirty (30) days after the request.

        The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or by the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.



                                       17